     As filed with the Securities and Exchange Commission on July 28, 2000.
                           Registration No. 333-65827
     ----------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------


                        POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         WADDELL & REED FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                     51-0261715
               --------                                     ----------
     (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)


                                6300 Lamar Avenue
                              OVERLAND PARK, KANSAS
                                      66202
                                 (913) 236-2000

          (Address of Principal Executive Offices, including Zip Code)

                             -----------------------


           1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION PLAN, AS
                              AMENDED AND RESTATED,
                1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND
               1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

                            (Full Title of the Plans)

                          ----------------------------

             DANIEL C. SCHULTE                              COPY TO:
                 SECRETARY                              GLEN J. HETTINGER
      WADDELL & REED FINANCIAL, INC.                  HUGHES & LUCE, L.L.P.
             6300 LAMAR AVENUE                    1717 MAIN STREET, SUITE 2800
        OVERLAND PARK, KANSAS 66202                    DALLAS, TEXAS 75201
              (913) 236-2000                             (214) 939-5500

   (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                             -----------------------

PROSPECTUS

                         WADDELL & REED FINANCIAL, INC.
                                10,773,884 SHARES
                  CLASS A COMMON STOCK, $.01 PAR VALUE ACQUIRED
                 PURSUANT TO THE WADDELL & REED FINANCIAL, INC.
      1998 EXECUTIVE DEFERRED COMPENSATION STOCK OPTION PLAN AS AMENDED AND
                                   RESTATED,
                1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND
                1998 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED

     Our stockholders identified below under the caption "Selling Stockholders" may offer to sell up to 10,773,884 shares of our Class A Common Stock.

     We have already issued to the selling stockholders the shares being offered by the selling stockholders, or we will issue the shares being offered by the selling stockholders prior to the sale of the shares. This offering is not part of the original issuance of the shares of Class A Common Stock. We will not receive any of the proceeds from the selling stockholders' sale of their shares. The selling stockholders may offer the shares in transactions on the New York Stock Exchange, in negotiated transactions, or through a combination of these methods. The selling stockholders may offer the shares at prices relating to the prevailing market prices or at negotiated prices.

     The Class A Common Stock is quoted on the New York Stock Exchange under the symbol WDR. On July 27, 2000 the last sale price of the Class A Common Stock, as reported on the New York Stock Exchange, was $32.50 per share. Our principal executive offices are located at 6300 Lamar Ave., Overland Park, Kansas 66202 (telephone number: (913) 236-2000).

                      ------------------------------------

     INVESTING IN THE CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                      ------------------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                      ------------------------------------

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. The selling stockholders may offer to sell, and seek offers to buy, shares of Class A Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Class A Common Stock. All share number information in this Prospectus gives effect to a three-for-two stock split we effected as a stock dividend and paid on April 7, 2000.


                     This Prospectus is dated July 28, 2000.

                              AVAILABLE INFORMATION

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, file reports and other information with the Securities and Exchange Commission. Reports, proxy statements, information statements, and other information may be inspected without charge at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004 and at the following regional offices of the SEC:
New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60606. Copies of these filing materials may be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Section is available by calling the SEC at 1-800-SEC-0330. Reports, proxy statements, information statements, and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The SEC maintains a Web site that contains information filed with the SEC. The SEC's Web site address is http://www.sec.gov.

     We intend to furnish our stockholders with annual reports containing audited financial statements and such other periodic reports as we may determine to furnish or as may be required by law.

     We have filed with the SEC a Registration Statement on Form S-8, with exhibits thereto, under the Securities Act of 1933 with respect to the shares of Class A Common Stock offered by this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the SEC.

                       DOCUMENTS INCORPORATED BY REFERENCE

     We will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of that person, a copy of any or all of the documents incorporated by reference into this Prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:

                         Waddell & Reed Financial, Inc.
                                6300 Lamar Avenue
                           Overland Park, Kansas 66202
                                 Attn: Secretary
                                 (913) 236-2000

     The following documents previously filed with the SEC pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 are incorporated into this Prospectus by reference and are deemed a part of this Prospectus:

     (a)  Our Annual Report on Form 10-K for the year ended December 31, 1999;

     (b)  Our Quarterly Report on Form 10-Q for the quarter ended March 31,
2000;

     (c)  Our Current Report on Form 8-K filed with the SEC on February 2, 2000;

     (d)  Our Current Report on Form 8-K filed with the SEC on March 7, 2000;

     (e) Our Current Report on Form 8-K filed with the SEC on April 14, 2000 and the amendment to that Current Report filed with the SEC on Form 8-K/A on June 12, 2000;

     (f) The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 27, 1998, including any amendment or report filed for the purpose of updating such description; and

     (g) All reports filed by us pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, since the filing of the above referenced Form 8-A on February 27, 1998.

     All documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of those documents. Any statement incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document, that also is or is deemed to be incorporated by reference into this Prospectus modifies, replaces, or supersedes that statement. Any statement so modified, replaced, or superseded will be deemed, except as so modified, replaced or superseded, to constitute a part of this Prospectus.


                                   THE COMPANY

     We were founded in 1937 and are the third oldest mutual fund complex in the United States, having introduced the United family of funds (now the Waddell & Reed Advisors Funds) in 1940. We focus on selling investment products to middle income Americans through our sales force. We are the exclusive underwriter and distributor of 41 mutual fund portfolios. Eighteen of these funds make up the Waddell & Reed Advisors Group of Mutual Funds, twelve make up the W & R Funds, Inc., and eleven make up the Target/United Funds, Inc. We also distribute underwritten variable annuities and life insurance products of Torchmark Corporation to our customers. We sell front-end loaded and contingent deferred sales charge mutual fund products.

     We are a Delaware corporation with our principal offices located at 6300 Lamar Avenue, Overland Park, Kansas 66202 (telephone number 913-236-2000).


                                  RISK FACTORS

     You should carefully consider the following risk factors and warnings before making an investment decision. The risks described below are not the only ones that we face. Additional risks of which we do not yet know or that we currently think are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of our Class A Common Stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this Prospectus.

     This Prospectus contains or incorporates by reference certain forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Those risks include, among others, those listed under the risk factors set forth below. In evaluating forward-looking statements, you should specifically consider various factors, including the risks outlined below. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these statements are only predictions and we cannot guarantee future results, levels of activity, performance, or achievements. Actual events or results may differ materially.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "plans," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

     Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus in order to conform such statements to actual results.

THERE MAY BE ADVERSE EFFECTS ON OUR REVENUES, EARNINGS, AND PROSPECTS IF THE SECURITIES MARKETS DECLINE.

     Our results of operations are affected by certain economic factors, including the level of the securities markets. The United States securities markets performed well for the last seven years and the first quarter of 2000. This performance attracted a substantial increase in the investments in the securities markets, which benefited us and the funds. The United States securities markets have, however, been highly volatile. Most equity market indices declined significantly in April 2000. A decline in the securities markets, failure of the securities markets to sustain their recent levels of growth, or continued short-term volatility in the securities markets could result in investors withdrawing from the markets or decreasing their rate of investment, either of which could adversely affect our revenues, earnings, and growth prospects. Because our revenues are, to a large extent, based on the value of assets under management, a decline in the value of these assets would adversely affect our revenues. Our growth is dependent to a significant degree upon our ability to attract and retain mutual fund assets and in an adverse economic environment, this may prove difficult. Our growth rate has varied from year to year and there can be no assurance that the average growth rates sustained in the recent past will continue.

THERE MAY BE ADVERSE EFFECTS ON OUR REVENUES AND EARNINGS IF OUR FUNDS' PERFORMANCE DECLINES.

     Success in the investment management and mutual fund businesses is dependent on the investment performance of client accounts. Good performance stimulates sales of the funds' shares and tends to keep redemptions low. Sales of the funds' shares in turn generate higher management fees and distribution revenues. Good performance also attracts private institutional accounts. Conversely, poor performance results in decreased sales, increased redemptions of the funds' shares, and the loss of private institutional accounts, resulting in decreases in revenues. Failure of our funds to perform well could, therefore, have a material adverse effect on our revenues and earnings.

THERE MAY BE AN ADVERSE EFFECT ON OUR BUSINESS IF OUR INVESTORS REMOVE THE ASSETS WE MANAGE ON SHORT NOTICE.

     A substantial majority of our revenues are derived from investment management agreements with our funds that are terminable on 60 days' notice. Each investment management agreement must be approved and renewed annually by the disinterested members of each fund's board or its shareholders. Some of these investment management agreements may be terminated or not renewed, and new agreements may be unavailable. In addition, mutual fund investors may redeem their investments in the funds at any time without any prior notice. Investors can terminate their relationship with us, reduce the aggregate amount of assets under management, or shift their funds to other types of accounts with different rate structures for any of a number of reasons, including investment performance, changes in prevailing interest rates, and financial market performance. The decrease in revenues that could result from any such event could have a material adverse effect on our business.

WE FACE INCREASED COMPETITION IN HIRING AND RETAINING KEY PERSONNEL AND SALES FORCE.

     Our continued success depends to a substantial degree on our ability to attract and retain qualified personnel to conduct our fund management and investment advisory business. The market for qualified fund managers, investment analysts, and financial advisors is extremely competitive and has grown more so in recent periods because of the growth in the industry. We are dependent on our sales force to sell our mutual funds and other investment products. Our growth prospects will be directly affected by the quality and quantity of financial advisors we are able to successfully recruit and retain. There can be no assurances that we will be successful in our efforts to recruit and retain the required personnel.

WE FACE STRONG COMPETITION FROM NUMEROUS AND SOMETIMES LARGER COMPANIES.

     We compete with stock brokerage and investment banking firms, insurance companies, banks, online and Internet investment sites, and other financial institutions. Many of these companies not only offer mutual fund investments and services but also offer other financial products and services. Many of our competitors have more products and product lines, services, and may also have substantially greater assets under management. Many larger mutual fund complexes have developed relationships with brokerage houses with large distribution networks, which may enable these fund complexes to reach broader client bases. In recent years, there has been a trend of consolidation in the mutual fund industry resulting in stronger competitors with greater financial resources than us. There has also been a trend toward online Internet financial services. If existing customers stop investing with us and instead invest with our competitors, or if potential customers decide to invest with our competitors, it would cause our market share, revenues, and income to decline.

POTENTIAL MISUSE OF FUNDS AND INFORMATION IN THE POSSESSION OF OUR ADVISORS COULD RESULT IN LIABILITY TO OUR CLIENTS.

     Our financial advisors handle a significant amount of funds and financial and personal information for our clients. Although we have implemented a system of controls to minimize the risk of fraudulent taking or misuse of funds and information, there can be no assurance that our controls will be adequate or that a taking or misuse by our employees can be prevented. We could have liability in the event of a taking or misuse by our employees and we could also be subject to regulatory sanctions. Although we believe that we have adequately insured against these risks, there can be no assurance that our insurance will be maintained or that it will be adequate to meet any future liability.

THERE ARE NO ASSURANCES THAT WE WILL PAY FUTURE DIVIDENDS.

     Our Board of Directors currently intends to continue to declare quarterly dividends on both our Class A Common Stock and our Class B Common Stock. The declaration and payment of dividends is subject to the discretion of our Board of Directors. Any determination as to the payment of dividends, as well as the level of such dividends, will depend on, among other things:

     -    general economic and business conditions,
     -    our strategic plans,
     -    our financial results and condition,
     - contractual, legal, and regulatory restrictions on the payment of dividends by us or our subsidiaries, and
     - such other factors as our Board of Directors may consider to be relevant.

     We are a holding company and, as such, our ability to pay dividends is subject to the ability of our subsidiaries to provide us cash. There can be no assurance that the current quarterly dividend level will be maintained or that we will pay any dividends in any future period.

REGULATORY RISK IS SUBSTANTIAL IN OUR BUSINESS.

     Our investment management business is heavily regulated. Noncompliance with applicable laws or regulations could result in sanctions being levied against us, including fines and censures, suspension, or expulsion from a certain jurisdiction or market or the revocation of licenses. Noncompliance with applicable laws or regulations would adversely effect our reputation, prospects, revenues, and earnings. In addition, changes in current laws or regulations or in governmental policies could adversely affect our operations, revenues, and earnings.

PROVISIONS OF OUR ORGANIZATIONAL DOCUMENTS COULD DETER TAKEOVER ATTEMPTS.

     Under our certificate of incorporation, our Board of Directors has the authority, without action by our stockholders, to fix certain terms and issue shares of our Preferred Stock, par value $1.00 per share. Actions of our Board of Directors pursuant to this authority may have the effect of delaying, deterring, or preventing a change in control of our company. Other provisions in our certificate of incorporation and in our bylaws impose procedural and other requirements that could be deemed to have anti-takeover effects, including replacing incumbent directors. In addition, our Board of Directors is divided into three classes, each of which is to serve for a staggered three-year term after the initial classification and election and, incumbent directors may not be removed without cause, all of which may make it more difficult for a third party to gain control of our Board of Directors.

     As a Delaware corporation we are subject to Section 203 of the Delaware General Corporation Law. With certain exceptions, Section 203 imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our voting stock.

OUR STOCKHOLDERS RIGHTS PLAN COULD DETER TAKEOVER ATTEMPTS.

     In 1999 we adopted a stockholders rights plan pursuant to which rights attached to each share of our then outstanding Class A Common Stock and Class B Common Stock. The rights generally are exercisable only if a person or group acquires 15% or more of the voting power as represented by our Class A and Class B Common Stock. Under certain conditions, the rights entitle the holders to receive shares of our Class A Common Stock having a value equal to two times the exercise price of the right. Our stockholders rights plan could impede the completion of a merger, tender offer, or other takeover attempt even though some or a majority of our stockholders might believe that a merger, tender offer, or takeover is in their best interests and even if such transactions could result in our stockholders receiving a premium for their shares of our stock over the then current market price of our stock.

THE TERMS OF OUR CREDIT FACILITY IMPOSE RESTRICTIONS ON OUR OPERATIONS. THERE ARE NO ASSURANCES WE WILL BE ABLE TO RAISE ADDITIONAL CAPITAL.

     We have entered into a loan agreement for a $220 million, expandable to $330 million, 364-day revolving line of credit facility with various lenders. At July 14, 2000, there was $215 million outstanding under this line of credit. The terms and conditions of the revolving credit facility impose restrictions that affect, among other things, our ability to incur debt, make capital expenditures, merge, sell assets, make distributions, or create or incur liens. Availability of our credit facility is also subject to certain financial covenants. Our ability to comply with the covenants can be affected by events beyond our control and there can be no assurance that we will achieve operating results that comply with the provisions of the credit agreement. A breach of any of these covenants could result in a default under our credit facility. In the event of a default, the banks could elect to declare the outstanding principal amount of our credit facility, all interest thereon, and all other amounts payable under our credit facility to be immediately due and payable.

     Our ability to satisfy our debt obligations will depend upon our future operating performance, which will be affected by prevailing economic, financial, and business conditions and other factors, some of which are beyond our control. We anticipate that borrowings from our existing revolving credit facility, or the refinancing of our revolving credit facility, and cash provided by operating activities, will provide sufficient funds to finance anticipated development plans, meet our operating expenses, and service our debt requirements as they become due. However, in the event that we require additional capital, there can be no assurance that we will be able to raise such capital when needed or on satisfactory terms, if at all. Also, there can be no assurance that we will be able to refinance our current credit facility upon its maturity or on favorable terms.

SYSTEMS FAILURE MAY DISRUPT OUR BUSINESS.

     Our business is highly dependent on communications and information systems, including our mutual fund transfer agency system maintained by a third-party service provider. We are highly dependent on our ability to process a large number of transactions on a daily basis and also on the proper functioning of computer systems of third parties. We rely heavily on financial, accounting, and other data processing systems. If any of these do not function properly, we could suffer financial loss, business disruption, liability to clients, regulatory intervention, or damage to our reputation. If our systems are unable to accommodate an increasing volume of transactions, our ability to expand could be affected. Although we have back-up systems in place, we cannot be sure that any systems failure or interruption, whether caused by a fire, other natural disaster, power or telecommunications failure, act of war, or otherwise will not occur, or that back-up procedures and capabilities in the event of any failure or interruption will be adequate.

THERE MAY BE AN ADVERSE EFFECT ON THE VALUE OF OUR CLASS A COMMON STOCK DUE TO THE DISPARATE VOTING RIGHTS OF OUR CLASS A COMMON STOCK AND OUR CLASS B COMMON STOCK.

     The holders of our Class A Common Stock and our Class B Common Stock have identical rights except that (1) holders of our Class A Common Stock are entitled to one vote per share while holders of our Class B Common Stock are entitled to five votes per share on all matters to be voted on by our stockholders and (2) holders of our Class A Common Stock are not eligible to vote on any alteration of the powers, preferences, or special rights of our Class B Common Stock that would not adversely affect our Class A Common Stock and vice versa. For example, holders of our Class A Common Stock would not be entitled to vote on proposals to decrease the voting power of the Class B Common Stock, to decrease the right of Class B Common Stock to receive dividends, or to diminish the rights of our Class B Common Stock in liquidation, and vice versa. The differential in the voting rights could adversely affect the value of the Class A Common Stock to the extent that investors or any potential future purchaser of our company views the superior voting rights of the Class B Common Stock to have value. The existence of two separate classes of common stock could result in less liquidity for either class of common stock than if we had only one class of common stock.

WE MAY HAVE DIFFICULTY EXECUTING OUR ACQUISITION STRATEGY.

     We have adopted a strategy to selectively pursue acquisitions and alliances that will add new products or alternative distribution systems. There can be no assurance that we will find suitable acquisition candidates at acceptable prices, have sufficient capital resources to realize our acquisition strategy, or be successful in entering into definitive agreements for desired acquisitions. In addition, we have limited experience in finding, acquiring, and integrating other companies and we may not be successful in the integration of acquired companies. An acquisition may not prove to add new products or distribution systems or otherwise be advantageous to us.

WE MAY NOT BE ABLE TO SELL AND LEASE-BACK OUR HOME OFFICE PROPERTIES.

     In connection with our decision to sell certain of our investments in real estate, we are attempting to sell and lease-back our home office properties. There can be no assurances that we will be successful in our efforts to sell and lease-back our home office properties on acceptable terms or be successful in entering into definitive agreements for such a sale and lease-back.

THE RESTRUCTURING OF OUR MUTUAL FUND PRODUCTS TO ENHANCE OUR COMPETITIVENESS AND DISTRIBUTION CHANNELS MAY NOT BE SUCCESSFUL.

     In October 1999, we restructured our mutual fund products by offering additional classes of mutual fund shares and closing non-industry standard classes in an effort to enhance our competitiveness and strategic distribution alternatives and favorably impact our distribution margin. We anticipate that the product restructuring will result in our product line (1) being more consistent with the industry, (2) providing our clients with more choices and greater value, and (3) accommodating additional changes for strategic distribution flexibility. There can be no assurances that the restructuring of our mutual fund products will enhance our competitiveness and distribution channels or that it will favorably impact our distribution margin.

                              SELLING STOCKHOLDERS

     The table below sets forth information with respect to the beneficial ownership of the Class A Common Stock of Waddell & Reed Financial, Inc. by the selling stockholders immediately prior to this offering. Of the selling stockholders, only Keith A. Tucker, Henry J. Herrmann, Robert L. Hechler and R.K. Richey own or have the right to acquire through exercise of stock options, on the date hereof, in excess of one percent of the outstanding Class A Common Stock. All information with respect to the beneficial ownership has been furnished by the selling stockholders. All information with respect to numbers of shares either beneficially owned by the selling stockholders or covered by options held by the selling stockholders gives effect to a three-for-two stock split we effected as a stock dividend and paid on April 7, 2000. The number of shares which may be sold by each selling stockholder from time to time will be updated in supplements to this Prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act of 1933.

                                                                        CLASS A COMMON
                                 RELATIONSHIP TO WADDELL &             STOCK OWNED AS OF
     NAME                          REED FINANCIAL, INC.                JULY 14, 2000 (1)           SHARES TO BE SOLD(2)
Keith A. Tucker                 Chairman of the Board, Chief              2,447,534                270,000 (3)
                                Executive Officer and Director                                     197,604 (4)
                                                                                                   828,611 (5)
                                                                                                   406,488 (6)
                                                                                                   511,212 (7)
                                                                                                   698,534 (8)
                                                                                                   246,150 (9)
                                                                                                   139,500(10)
                                                                                                   429,423(11)
                                                                                                   216,000(12)
                                                                                                   107,913(13)

Keith A. Tucker Children's                                                  261,037                170,892(11)
Trust Agreement dated                                                                               96,306(14)
February 21, 2000

Henry J. Herrmann               President, Chief Investment               1,181,329                516,900 (3)
                                Officer and Director                                                49,401 (4)
                                                                                                    60,974 (5)
                                                                                                   137,580 (5)
                                                                                                   112,566 (6)
                                                                                                   389,603 (8)
                                                                                                   184,650 (9)
                                                                                                   209,250(10)
                                                                                                   377,501(11)
                                                                                                   162,000(12)
                                                                                                    80,934(13)

                                                                        CLASS A COMMON
                                 RELATIONSHIP TO WADDELL &             STOCK OWNED AS OF
     NAME                          REED FINANCIAL, INC.                JULY 14, 2000 (1)           SHARES TO BE SOLD(2)
Robert L. Hechler               Executive Vice President, Chief             707,498                438,300 (3)
                                Operating Officer and Director                                      49,401 (4)
                                                                                                    75,044 (5)
                                                                                                    50,030 (6)
                                                                                                   217,314 (8)
                                                                                                   153,900 (9)
                                                                                                   139,500(10)
                                                                                                   246,668(11)
                                                                                                   135,000(12)
                                                                                                    67,446(13)

David L. Boren                  Director                                     18,021                  9,000 (3)
                                                                                                     1,058(11)
                                                                                                     9,054(15)
                                                                                                     2,717(16)
                                                                                                     4,500(17)
                                                                                                     4,500(18)

Joseph M. Farley                Director                                     68,657                  9,000 (3)
                                                                                                    24,627 (5)
                                                                                                    28,113(11)
                                                                                                     2,717(16)
                                                                                                     4,500(17)
                                                                                                     4,500(18)
                                                                                                    13,823(19)
                                                                                                    12,000(20)
                                                                                                     9,657(21)

Joseph L. Lanier, Jr.           Director                                     83,524                  9,000 (3)
                                                                                                    28,791 (5)
                                                                                                    32,807(11)
                                                                                                     2,717(16)
                                                                                                     4,500(17)
                                                                                                     4,500(18)
                                                                                                    16,839(19)
                                                                                                    14,688(20)
                                                                                                    12,072(21)
                                                                                                     8,837(22)
                                                                                                     8,225(23)
                                                                                                       818(24)

William L. Rogers               Director                                     24,780                  4,500(17)
                                                                                                     4,500(18)
                                                                                                    16,400(19)
                                                                                                    13,998(21)
                                                                                                    12,420(25)
                                                                                                    15,000(26)

                                                                        CLASS A COMMON
                                 RELATIONSHIP TO WADDELL &             STOCK OWNED AS OF
     NAME                          REED FINANCIAL, INC.                JULY 14, 2000 (1)           SHARES TO BE SOLD(2)
James M. Raines                 Director                                     19,115                  4,500(17)
                                                                                                     4,500(18)
                                                                                                    14,220(20)
                                                                                                    12,072(21)
                                                                                                    15,000(27)
                                                                                                    18,461(28)

George J. Records               Director                                     38,693                  9,000 (3)
                                                                                                     7,787 (8)
                                                                                                     5,724(11)
                                                                                                     9,054(15)
                                                                                                     2,717(16)
                                                                                                     4,500(17)
                                                                                                     4,500(18)
                                                                                                    16,839(19)
                                                                                                    14,688(20)
                                                                                                    12,072(21)
                                                                                                     8,810(22)
                                                                                                     8,273(29)

Jerry W. Walton                 Director                                      4,500                 15,000(30)

Louis T. Hagopian               Director                                    165,397                 31,055 (5)
                                                                                                    29,928(11)
                                                                                                     2,717(16)
                                                                                                     4,500(17)
                                                                                                    25,000(31)
                                                                                                     9,000(32)
                                                                                                     4,500(33)
                                                                                                    17,279(34)
                                                                                                    13,907(35)
                                                                                                    13,998(36)
                                                                                                     9,351(37)
                                                                                                     8,186(38)

Harold T. McCormick             Director                                    131,001                  9,642 (8)
                                                                                                     4,002(11)
                                                                                                     2,717(16)
                                                                                                     4,500(17)
                                                                                                    25,000(31)
                                                                                                     9,000(32)
                                                                                                     4,500(33)
                                                                                                    16,839(34)
                                                                                                    13,998(36)
                                                                                                    10,071(37)
                                                                                                     8,273(38)
                                                                                                     9,054(39)
                                                                                                    15,182(40)

                                                                        CLASS A COMMON
                                 RELATIONSHIP TO WADDELL &             STOCK OWNED AS OF
     NAME                          REED FINANCIAL, INC.                JULY 14, 2000 (1)           SHARES TO BE SOLD(2)
R.K. Richey                     Director                                    463,733                279,761 (5)
                                                                                                   188,361(11)
                                                                                                     4,500(17)
                                                                                                     9,000(32)
                                                                                                     4,500(41)
                                                                                                    11,558(42)

Richey Capital Partners, Ltd.                                               263,514                284,279 (5)
                                                                                                   220,013(11)

R.K. Richey Children's Trust                                                 33,318                 38,978 (5)
                                                                                                    33,318(11)

John E. Sundeen, Jr.            Senior Vice President, Chief                 94,671                 87,150 (3)
                                Financial Officer and Treasurer                                     25,014 (6)
                                                                                                    11,256 (8)
                                                                                                    60,000 (9)
                                                                                                    12,698(11)
                                                                                                    60,000(12)
                                                                                                    18,761(43)

Thomas W. Butch                 Senior Vice President and Chief               5,000                 15,000(12)
                                Marketing Officer

Michael D. Strohm               Senior Vice President                        42,765                 25,200 (3)
                                                                                                    15,635 (6)
                                                                                                     2,189 (8)
                                                                                                    11,250 (9)
                                                                                                     1,517(11)
                                                                                                    45,000(12)
                                                                                                    15,635(43)

Robert J. Williams, Jr.         Senior Vice President                        61,164                 92,700 (3)
                                                                                                    25,014 (6)
                                                                                                    40,500 (9)
                                                                                                     1,145(11)
                                                                                                    40,500(12)

D. Tyler Towery                 Vice President                               54,735                  8,130 (5)
                                                                                                     8,130 (6)
                                                                                                    26,265 (8)
                                                                                                     5,250 (9)
                                                                                                    16,538(11)
                                                                                                     5,250(12)

Daniel C. Schulte               Vice President, General Counsel                   0                  2,250 (9)
                                and Secretary                                                        3,000(12)

Wendy Hills                     Assistant Secretary                               0                    750 (9)

                -------------------------------------------------

(1) In each case, the indicated number of shares of Class A Common Stock include both the number of shares held on the date indicated and the number of shares issuable upon exercise of stock options held by the selling stockholder within the next sixty days. Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director's, executive officer's or nominee's home or (d) owned by the director or executive officer in a personal corporation. Indirect beneficial ownership excludes 12,383 shares held in the account of Keith A. Tucker in our 401(k) and Thrift Plan as of July 14, 2000. Indirect beneficial ownership for Mr. Tucker includes 605,325 shares owned by a personal corporation and 1,805,771 currently exercisable options owned by a revocable trust. Indirect beneficial ownership for Mr. Lanier includes 1,408 shares owned by his spouse. Indirect beneficial ownership for Mr. McCormick includes 2,236 shares owned by his spouse and a family trust. Indirect beneficial ownership for Mr. Farley includes 409 shares held as a trustee of a church endowment fund. Indirect beneficial ownership for Mr. Richey includes 7,611 shares owned by a trust.

(2) Assumes all the shares of Class A Common Stock that may be offered are sold.

(3) All these options were granted on March 4, 1998 pursuant to the 1998 Stock Incentive Plan. These options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire on March 5, 2008.

(4) All these options were granted on March 4, 1998 pursuant to the 1998 Executive Deferred Compensation Stock Option Plan. These options are exercisable in ten increments of 10% each commencing on March 4, 1999 and on each of the nine anniversaries thereafter and expire on March 3, 2009.

(5) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with our spin-off from Torchmark Corporation and were exercised on August 2, 1999.

(6) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with our spin-off from Torchmark Corporation. These options are immediately exercisable and expire on December 17, 2006. Of these options, Messrs. Tucker, Herrmann, Hechler, Williams and Towery exercised options to purchase 25,511; 56,283; 25,016; 1,580 and 4,065 shares, respectively, on August 2, 1999.

(7) All these options were granted on November 6, 1998 pursuant to the 1998 Executive Deferred Compensation Plan in connection with our spin-off from Torchmark Corporation. These options are exercisable in ten increments of 10% each commencing on January 31, 1998 and on each of the nine anniversaries thereafter and expire on January 30, 2008.

(8) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in connection with our spin-off from Torchmark Corporation, are immediately exercisable and expire on September 26, 2007. Of these options, Messrs. Herrmann, Hechler, Records, McCormick and Towery exercised options to purchase 233,183; 203,708; 3,870; 1,878 and 9,182 shares, respectively, on
August 2, 1999. Further, of these options, Mr. McCormick exercised options to purchase 2,986 shares on May 8, 2000.

(9) All these options were granted on December 16, 1998 pursuant to the 1998 Stock Incentive Plan. These options are exercisable in three increments of 33.33% each commencing on December 16, 2000 and on the two anniversaries thereafter and expire on December 17, 2008.

(10) All these options were granted on December 16, 1998 pursuant to the 1998 Executive Deferred Compensation Stock Option Plan. These options are exercisable in ten increments of 10% each commencing on December 16, 1999 and on each of the nine anniversaries thereafter and expire on December 15, 2009.

(11) All these options were granted on August 2, 1999 pursuant to the 1998 Stock Incentive Plan, became exercisable on February 2, 2000 and expire on August 3, 2009.

(12) All these options were granted on December 10, 1999 pursuant to the 1998 Stock Incentive Plan. These options are exercisable in three increments of 33.33% each commencing on December 10, 2001 and on each of the two anniversaries thereafter and expire on December 11, 2009.

(13) All these options were granted on December 10, 1999 pursuant to the 1998 Stock Incentive Plan. These options are exercisable in ten increments of 10% each commencing on December 10, 2000 and on each of the nine anniversaries thereafter and expire on December 9, 2010.

(14) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in connection with our spin-off from Torchmark Corporation, are immediately exercisable and expire on September 26, 2007. Of these options, options to purchase 60,279 shares were exercised on August 2, 1999.

(15) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in connection with our spin-off from Torchmark Corporation. These options are exercisable in ten increments of 10% each commencing on December 18, 1997 and on each of the nine anniversaries thereafter and expire on December 17, 2007. Of these options, Messrs. Boren and Records each exercised options to purchase 1,637 and 1,811 shares, respectively, on August 2, 1999.

(16) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with our spin-off from Torchmark Corporation, are immediately exercisable and expire on January 3, 2008. Of these options, Messrs. Farley, Lanier and Hagopian each exercised options to purchase 2,717; 2,717 and 2,130 shares, respectively, on August 2, 1999.

(17) All these options were granted on January 4, 1999 pursuant to the 1998 Stock Incentive Plan, became exercisable on July 4, 1999 and expire on January 5, 2009. Of these options, Messrs. Farley, Lanier and Richey each exercised options to purchase 4,500 shares on August 2, 1999.

(18) All these options were granted on January 3, 2000 pursuant to the 1998 Stock Incentive Plan, became exercisable on July 3, 2000 and expire on January 4, 2010.

(19) All these options were granted on April 23, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan. These options are exercisable in ten annual increments of 10% each commencing on April 23, 1999 and on each of the nine anniversaries thereafter and expire on April 22, 2009.

(20) All these options were granted on January 4, 1999 pursuant to the 1998 Non-Employee Director Stock Option Plan. These options are exercisable in ten annual increments of 10% each commencing on January 4, 2000 and on each of the nine anniversaries thereafter and expire on January 3, 2010.

(21) All these options were granted on January 3, 2000 pursuant to the 1998 Non-Employee Director Stock Option Plan. These options are exercisable in ten annual increments of 10% each commencing on January 3, 2001 and on each of the nine anniversaries thereafter and expire on January 2, 2011.

(22) All these options were granted on March 4, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan. These options are exercisable in ten annual increments of 10% each commencing on March 4, 1999 and on each of the nine anniversaries thereafter and expire on March 3, 2009. Of these options, Mr. Lanier exercised options to purchase 884 shares on August 2, 1999.

(23) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive plan in conjunction with our spin-off from Torchmark Corporation. These options are exercisable in ten annual increments of 10% each commencing on January 2, 1998 and expire on January 1, 2008. Of these options, Mr. Lanier exercised options to purchase 1,646 shares on August 2, 1999.

(24) All these options were granted on August 2, 1999 pursuant to the 1998 Non-Employee Director Stock Option Plan, became exercisable on February 2, 2000 and expire on August 3, 2009.

(25) All these options were granted on December 23, 1999 pursuant to the 1998 Non-Employee Director Stock Option Plan. These options are exercisable in ten annual increments of 10% each commencing on December 23, 2000 and on each of the nine anniversaries thereafter and expire on December 22, 2010.

(26) All these options were granted on April 15, 1998 pursuant to the 1998 Stock Incentive Plan. These options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire on April 16, 2008.

(27) All these options were granted on July 22, 1998 pursuant to the 1998 Stock Incentive Plan. These options are exercisable in three increments of 33.33% each commencing on March 4, 2000 and on each of the two anniversaries thereafter and expire on July 23, 2008.

(28) All these options were granted on August 5, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan. These options are exercisable in ten annual increments of 10% each commencing on August 5, 1999 and on each of the nine anniversaries thereafter and expire on August 4, 2009.

(29) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with our spin-off from Torchmark Corporation. These options are exercisable in ten annual increments of 10% each commencing on January 31, 1998 and expire on January 30, 2008. Of these options, Mr. Records exercised options to purchase 1,655 shares on August 2, 1999.

(30) All these options were granted on May 1, 2000 pursuant to the 1998 Stock Incentive Plan. The options are exercisable in three increments of 33.33% each commencing on May 1, 2002 and on each of the two anniversaries thereafter and expire on May 2, 2010.

(31) All these options were granted on May 4, 2000 pursuant to the 1998 Stock Incentive Plan, are immediately exercisable and expire on May 5, 2010.

(32) All these options were granted on March 4, 1998 pursuant to the 1998 Stock Incentive Plan, are immediately exercisable and expire on March 5, 2008.

(33) All these options were granted on January 3, 2000 pursuant to the 1998 Stock Incentive Plan, became exercisable on May 4, 2000 and expire on January 4, 2010.

(34) All these options were granted on April 23, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan, are immediately exercisable and expire on April 22, 2009.

(35) All these options were granted on January 4, 1999 pursuant to the 1998 Non-Employee Director Stock Option Plan, are immediately exercisable and expire on January 3, 2010.

(36) All these options were granted on January 3, 2000 pursuant to the 1998 Non-Employee Director Stock Option Plan, became exercisable on May 4, 2000 and expire on January 2, 2011.

(37) All these options were granted on March 4, 1998 pursuant to the 1998 Non-Employee Director Stock Option Plan, are immediately exercisable and expire on March 3, 2009. Of these options, Mr. McCormick exercised options to purchase 2,014 shares on May 8, 2000.

(38) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with our spin-off from Torchmark Corporation, are immediately exercisable and expire on January 30, 2008. Of these options, Messrs. Hagopian and McCormick each exercised options to purchase

1,637 and 1,655 shares, respectively, on August 2, 1999. Further, of these options, Mr. McCormick exercised options to purchase 827 shares on April 26, 2000.

(39) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in connection with our spin-off from Torchmark Corporation. These options are immediately exercisable and expire on December 17, 2007. Of these options, Mr. McCormick exercised options to purchase 1,811 shares on August 2, 1999 and 905 shares on April 26, 2000.

(40) All these options were granted on January 19, 1999 pursuant to the 1998 Non-Employee Director Stock Option Plan, are immediately exercisable and expire on January 18, 2010.

(41) All these options were granted on January 3, 2000 pursuant to the 1998 Stock Incentive Plan, became exercisable on April 26, 2000 and expire on January 4, 2010.

(42) All these options were granted on January 3, 2000 pursuant to the 1998 Non-Employee Director Stock Option Plan, became exercisable on April 26, 2000 and expire on January 2, 2011.

(43) All these options were granted on November 6, 1998 pursuant to the 1998 Stock Incentive Plan in conjunction with our spin-off from Torchmark Corporation, are immediately exercisable and expire on December 21, 2005. Of these options, Messrs. Sundeen and Strohm each exercised options to purchase 18,342 and 2,186 shares, respectively, on August 2, 1999.

                              PLAN OF DISTRIBUTION

     The Class A Common Stock being offered by the selling stockholders pursuant to this Prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees, or other successors in interest, regardless of whether such successors in interest are successors in interest with respect to the shares being offered. Such sales may be made on one or more exchanges, in the over-the-counter markets, or otherwise, at prices and on terms then prevailing, at prices related to the then-current market price of the Class A Common Stock, or in negotiated transactions. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under such rule rather than pursuant to this Prospectus.

     In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. The selling stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act of 1933 and a portion of any proceeds or sales discounts, commissions, or other compensation may be deemed to be underwriting compensation for purposes of that Act.

                                 USE OF PROCEEDS

     We will not receive any proceeds from this offering.

                                  LEGAL MATTERS

     The validity of the shares of Class A Common Stock offered by this Prospectus has been passed upon for us by Hughes & Luce, L.L.P., Dallas, Texas.


                                     EXPERTS

     Our Consolidated Financial Statements as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999 incorporated by reference into this Prospectus have been so included in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference elsewhere in this Prospectus, and upon the authority of said firm as experts in accounting and auditing.


                                 INDEMNIFICATION

     Our certificate of incorporation provides that each person who was or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was one of our directors or officers or is or was serving at our request as a director or officer of another company, partnership, joint venture, trust, or other enterprise, will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may be amended after the date of this Prospectus (but, in the case of any amendment, only to the extent that amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to that amendment), against all expense, liability, and loss reasonably incurred or suffered by that person in connection therewith and that indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors, and administrators.

     The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability: (i) for breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law; (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for transactions in which the director received an improper personal benefit. In addition, directors and officers are insured, at our expense, against certain liabilities which might arise out of their employment.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which that person has been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses as the court deems proper.

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our directors or officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                10,773,884 SHARES

                         WADDELL & REED FINANCIAL, INC.

                              CLASS A COMMON STOCK


                                ----------------



                                   PROSPECTUS



                                ----------------





                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
Available Information...............................................   1
Documents Incorporated by Reference.................................   2
The Company.........................................................   2
Risk Factors........................................................   3
Selling Stockholders................................................   8
Plan of Distribution................................................  16
Use of Proceeds.....................................................  16
Legal Matters.......................................................  16
Experts.............................................................  16
Indemnification.....................................................  16








                                  July 28, 2000

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Waddell & Reed Financial, Inc. (the "Registrant" or the "Company") are incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (c) The Registrant's Current Report on Form 8-K filed with the SEC on February 2, 2000;

     (d) The Registrant's Current Report on Form 8-K filed with the SEC on March 7, 2000;

     (e) The Registrant's Current Report on Form 8-K filed with the SEC on April 14, 2000 and the amendment to that Current Report filed with the SEC on Form 8-K/A on June 12, 2000; and

     (f) The description of the Registrant's Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 27, 1998, including any amendment or report filed for the purpose of updating such description; and

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the filing of the initial Registration Statement and any amendments thereto and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified, replaced or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies, replaces or supersedes such statement. Any statement so modified, replaced or superseded shall not be deemed, except as so modified, replaced or superseded, to constitute a part of this Registration Statement.

     All documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of those documents. Any statement incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document, that also is or is deemed to be incorporated by reference into this Prospectus modifies, replaces, or supersedes that statement. Any statement so modified, replaced, or superseded will be deemed, except as so modified, replaced or superseded, to constitute a part of this Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's certificate of incorporation provides that each person who was or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was one of the Registrant's directors or officers or is or was serving at the Registrant's request as a director or officer of another company, partnership, joint venture, trust, or other enterprise, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may be amended after the date of this Prospectus (but, in the case of any amendment, only to the extent that amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to that amendment), against all expense, liability, and loss reasonably incurred or suffered by that person in connection therewith and that indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors, and administrators.

     The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability: (i) for breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law; (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for transactions in which the director received an improper personal benefit. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which that person has been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses as the court deems proper.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

     Exhibit
     Number                                  Description
     4.1            Specimen of Stock Certificate (filed as Exhibit 4.1 to the
                    Company's Registration Statement on Form S-1 (Commission
                    File No. 333-43687) and incorporated herein by reference).


                                      II-2

     4.2            1998 Executive Deferred Compensation Stock Option Plan
                    (filed as Exhibit 10.10 to the Company's Quarterly Report on
                    Form 10-Q for the quarter ended March 31, 1998 and
                    incorporated herein by reference).
     4.3            1998 Non-Employee Director Stock Option Plan (filed as
                    Exhibit 10.9 to the Company's Quarterly Report on Form 10-Q
                    for the quarter ended March 31, 1998 and incorporated herein by reference).
     4.4            1998 Stock Incentive Plan (filed as Exhibit 4.4 to the
                    Company's Post-Effective Amendment No. 1 to the Registration
                    Statement on Form S-8 (Commission File No. 333-65827) and
                    incorporated herein by reference).
     4.5            Form of Option Exchange Mailing Documents (filed as Exhibit
                    4.5 to the Company's Registration Statement on Form S-8
                    (Commission File No. 333-65827) and incorporated herein by reference).
     4.6            First Amendment to 1998 Executive Deferred Compensation
                    Stock Option Plan (filed as Exhibit 4.6 to the Company's
                    Post-Effective Amendment No. 1 to the Registration Statement
                    on Form S-8 (Commission File No. 333-65827) and incorporated herein by reference).
     4.7            1998 Executive Deferred Compensation Stock Option Plan, as
                    Amended and Restated (filed as Exhibit 10.2 to the Company's
                    Quarterly Report on Form 10-Q for the quarter ended March
                    31, 2000 and incorporated herein by reference).
     4.8            1998 Stock Incentive Plan, as Amended and Restated (filed
                    as Exhibit 10.3 to the Company's Quarterly Report on Form
                    10-Q for the quarter ended March 31, 2000 and incorporated herein by reference).
     5.1            Opinion of Hughes & Luce, L.L.P. (filed as Exhibit 5.1 to
                    the Company's Registration Statement on Form S-8 (Commission
                    File No. 333-65827) and incorporated herein by reference).
     23.1           Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1 hereto).
     23.2*          Consent of KPMG LLP.
     24.1           Powers of Attorney (filed as Exhibit 24.1 to the Company's
                    Registration Statement on Form S-8 (Commission File No.
                    333-65827) and incorporated herein by reference).

----------------------
*  Filed herewith

ITEM 9. UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 28, 2000.

                                   WADDELL & REED FINANCIAL, INC.


                                   /s/  JOHN E. SUNDEEN, JR.
                                   ---------------------------------------
                                   John E. Sundeen, Jr.
                                   Senior Vice President, Chief Financial
                                           Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     /s/ KEITH A. TUCKER              Chairman of the Board, Chief         July 28, 2000
--------------------------------     Executive Officer and Director
       Keith A. Tucker

     /s/ HENRY J. HERRMANN         President, Chief Investment Officer     July 28, 2000
--------------------------------             and Director
       Henry J. Herrmann

     /s/ ROBERT L. HECHLER         Chief Operating Officer, Executive      July 28, 2000
--------------------------------      Vice President and Director
       Robert L. Hechler

     /s/ JOHN E. SUNDEEN, JR.          Senior Vice President, Chief        July 28, 2000
--------------------------------     Financial Officer and Treasurer
       John E. Sundeen, Jr.           (Principal Financial Officer)

      /s/ D. TYLER TOWERY             Vice President and Controller        July 28, 2000
--------------------------------     (Principal Accounting Officer)
       D. Tyler Towery


                                      II-5

               *                                  Director                 July 28, 2000
--------------------------------
     Joseph L. Lanier, Jr.

               *                                  Director                 July 28, 2000
--------------------------------
       William L. Rogers

               *                                  Director                 July 28, 2000
--------------------------------
       James M. Raines

               *                                  Director                 July 28, 2000
--------------------------------
      George J. Records

               *                                  Director                 July 28, 2000
--------------------------------
        David L. Boren

               *                                  Director                 July 28, 2000
--------------------------------
       Joseph M. Farley


*By: /s/ DANIEL C. SCHULTE                                  July 28, 2000
    ----------------------
     Daniel C. Schulte
     Attorney-in-fact

INDEX TO EXHIBITS

     Exhibit
     Number                                  Description
     4.1            Specimen of Stock Certificate (filed as Exhibit 4.1 to the
                    Company's Registration Statement on Form S-1 (Commission
                    File No. 333-43687) and incorporated herein by reference).
     4.2            1998 Executive Deferred Compensation Stock Option Plan
                    (filed as Exhibit 10.10 to the Company's Quarterly Report on
                    Form 10-Q for the quarter ended March 31, 1998 and
                    incorporated herein by reference).
     4.3            1998 Non-Employee Director Stock Option Plan (filed as
                    Exhibit 10.9 to the Company's Quarterly Report on Form 10-Q
                    for the quarter ended March 31, 1998 and incorporated herein by reference).
     4.4            1998 Stock Incentive Plan (filed as Exhibit 4.4 to the
                    Company's Post-Effective Amendment No. 1 to the Registration
                    Statement on Form S-8 (Commission File No. 333-65827) and
                    incorporated herein by reference).
     4.5            Form of Option Exchange Mailing Documents (filed as Exhibit
                    4.5 to the Company's Registration Statement on Form S-8
                    (Commission File No. 333-65827) and incorporated herein by reference).
     4.6            First Amendment to 1998 Executive Deferred Compensation
                    Stock Option Plan (filed as Exhibit 4.6 to the Company's
                    Post-Effective Amendment No. 1 to the Registration Statement
                    on Form S-8 (Commission File No. 333-65827) and incorporated herein by reference).
     4.7            1998 Executive Deferred Compensation Stock Option Plan, as
                    Amended and Restated (filed as Exhibit 10.2 to the Company's
                    Quarterly Report on Form 10-Q for the quarter ended March
                    31, 2000 and incorporated herein by reference).
     4.8            1998 Stock Incentive Plan, as Amended and Restated (filed
                    as Exhibit 10.3 to the Company's Quarterly Report on Form
                    10-Q for the quarter ended March 31, 2000 and incorporated herein by reference).
     5.1            Opinion of Hughes & Luce, L.L.P. (filed as Exhibit 5.1 to
                    the Company's Registration Statement on Form S-8 (Commission
                    File No. 333-65827) and incorporated herein by reference).
     23.1           Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1 hereto).
     23.2*          Consent of KPMG LLP.
     24.1           Powers of Attorney (filed as Exhibit 24.1 to the Company's
                    Registration Statement on Form S-8 (Commission File No.
                    333-65827) and incorporated herein by reference).

----------------------
*  Filed herewith